Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-272246) and Form S-8 (Nos. 333-289008, 333-268073, 333-262322, and 333-221589) of Stellar Bancorp, Inc. of our report dated February 26, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10‑K.

/s/ Crowe LLP

Washington, District of Columbia
February 26, 2026